POWER OF ATTORNEY

The undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") with respect to Synchronoss Technologies, Inc., a Delaware corporation (“Company”), hereby authorizes, designates and appoints Christina Gabrys, Cara Blaszka, Alicia M. Gift and Daniel B. Wolfe to act as attorney-in-fact to:

1.Execute and file statements on Form 3, Form 4 and Form 5 (including Form ID) and any successor forms adopted by the Securities Exchange Commission (“SEC”), as required by the 1934 Act and the Investment Company Act of 1940 and the rules thereunder,

2.To do and perform any and all acts for an on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, Form 4 or Form 5 or similar form required by state or foreign regulators and any amendments thereto and file such form or report with the SEC and any stock exchange or similar authority or appropriate state or foreign regulator, and

3.To take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required to be done by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the 1934 Act, as amended, and the rules thereunder. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the section cited above, or until specifically terminated in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on December 4, 2023.

By: /s/ Kevin M. Rendino
    Kevin M. Rendino